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                      CONSENT OF CHIEF FINANCIAL OFFICER

     I, Carl L. Wood, do hereby consent to being named as Chief Financial Officer of Cumetrix Data Systems Corp., a California corporation (the "Company"), in the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). I understand that the Registration Statement is being filed with the Commission in connection with the Company's initial public offering of Common Stock.

Date: February 5, 1997                 /s/ CARL L. WOOD
                                       ------------------------
                                           Carl L. Wood